Exhibit 23.1

INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Registration Statements No. 333-50764 and 333-58412of MangoSoft, Inc. on Form S-8 of our report dated March 29, 2007, appearing in this Annual Report on Form 10-KSB of MangoSoft, Inc. for the year ended December 31, 2006.

/s/ Stowe & Degon

Worcester, Massachusetts
March 30, 2007